SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2000

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, Ohio		44482
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (330) 373-1221

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

First Place Financial Corp. ("First Place") reported that its acquisition of FFY Financial Corp. announced on May 24, 2000 has become effective as of the close of business on Friday, December 22, 2000. Immediately upon completion of the merger, FFY Financial was merged with and into First Place Financial Corp. and concurrently FFY Bank was merged with and into First Federal Savings and Loan Association of Warren, Ohio. Also, upon completion of the merger, each share of FFY Financial common stock was converted into the right to receive 1.075 shares of First Place common stock.

In connection with the merger, First Place's board of directors was expanded to 16 directors, with eight directors designated by the existing First Place directors and eight directors designated by the former FFY Financial directors. Pursuant to the Merger Agreement, it is required that the board of directors maintain equal membership until October 15, 2004 subject to certain exceptions.

Due to the timing of the closing, the board of directors elected to defer consideration of the quarterly dividend until the board meeting scheduled on January 23, 2001. If the board elects to declare a dividend, it is expected that the record date would be the last business day in January with the payable date scheduled for the second Thursday in February. This anticipated schedule coincides with the one that FFY Financial Corp. utilized.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired. The following audited historical financial statements for the business acquired ("FFY Financial Corp.") will be submitted in a Form 8-K/A within 60 days of this filing: (1) consolidated statements of financial condition as of June 30, 2000 and 1999; (2) consolidated statements of income for the years ended June 30, 2000, 1999 and 1998; and (3) consolidated statements of cash flows for the years ended June 30, 2000, 1999 and 1998.

Also, to be filed in a Form 8-K/A within 60 days of this filing, will be the FFY Financial Corp. unaudited condensed combined financial statements as of and for the three month period ended September 30, 2000.

(b) Pro Forma Financial Information. The unaudited condensed combined balance sheet as of September 30, 2000, and the unaudited condensed combined statement of income for the year ended June 30, 2000 and the three month period ended September 30, 2000 will be filed in a Form 8-K/A within 60 days of this filing.

(c) Exhibits.

2.1 Agreement and Plan of Merger, dated as of May 23, 2000, between First Place Financial Corp. and FFY Financial Corp. is incorporated by reference to the Form 8-K filed with the SEC on June 1, 2000

99.1     Copy of Press Release dated December 22, 2000

First Place Financial Corp. and FFY Financial Corp.
Complete Merger of Equals

Warren, Ohio (December 22, 2000) –, First Place Financial Corp. (Nasdaq-FPFC) ("First Place") and FFY Financial Corp. (Nasdaq-FFYF) ("FFY") announced that they have completed the merger of equals transaction announced on May 24, 2000. The merger has become effective as of the close of business today. Immediately upon completion of the merger of FFY Financial Corp. with and into First Place Financial Corp., FFY's thrift subsidiary, FFY Bank, was merged with and into First Federal Savings and Loan Association of Warren, the thrift subsidiary of First Place. In addition, FFY Holdings, a subsidiary of FFY that owns FFY Insurance, became a subsidiary of First Place.

As part of the merger transaction, First Place will change the name of the thrift subsidiary to First Place Bank. The Company expects that FFY's eleven branch offices in Mahoning County and First Federal's thirteen offices in Trumbull, Mahoning and Portage Counties will open under the First Place Bank name at the end of the first quarter of 2001. FFY Holdings, FFY Insurance and Coldwell Banker FFY Real Estate will also have their names changed to First Place Holdings, First Place Insurance and Coldwell Banker First Place Real Estate, respectively.

Steven R. Lewis, President and CEO of First Place, stated that, "We are extremely pleased that we have been able to complete the merger with FFY, one of the leading community banks in the Mahoning Valley for the last 100 years. This merger continues us on the path we set out for ourselves two years ago. We have deployed excess capital through mergers and stock buybacks, increased our earnings capacity and improved the liquidity of our stock. In addition, changing the bank's name to First Place Bank will allow us to promote a more marketable message across our geographic reach that now spans seven counties in northeast Ohio."

Jeffrey L. Francis, President and CEO of FFY, commented, "We strongly believe that this transaction will be a benefit to our shareholders, the customers that we both serve, our employees and the community at large. The merger creates the largest community-based bank ever to be headquartered in the Mahoning Valley. We will have 24 full-service branch offices in a three-county area with 23 ATM's to service our deposit customers. We will be the dominant player in the mortgage finance market in Trumbull and Mahoning Counties and we will be able to meet the real estate brokerage and insurance needs of these same customers. We will be able to offer loan and deposit products to small- and medium-sized businesses with our new commercial services division. In short, we believe that we will be the "First Place" that Valley businesses and residents will come to for all of their financial needs."

With the completion of this merger, First Place is a $1.7 billion thrift holding company providing a full range of commercial and consumer banking services. Additional information about the company can be obtained on its website: www.firstfederalofwarren.com.

First Place Financial Corp. &
FFY Financial Corp.
Balance Sheet Data
As of September 30, 2000
(Unaudited)

	FFY	First Place
(Dollars in millions)
Total assets	$684.0	$1,043.9
Total securities	158.4	255.1
Total net loans	492.5	721.1
Total deposits	439.4	580.4
Total capital	66.7	138.7

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

January 8, 2001	By:	/s/ Steven R. Lewis
Steven R. Lewis Chief Executive Officer